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                                                                  EXHIBIT 23 (A)



                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Reynolds and Reynolds Company on Form S-8 of our report dated November 15, 1993, which includes an explanatory paragraph concerning a change in the method of accounting for postretirement benefits other than pensions in 1993 and a change in the method of accounting for income taxes in 1992, appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1993, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
Dayton, Ohio
October 7, 1994









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